NORTHBROOK LIFE INSURANCE COMPANY
                        LAW AND REGULATION DEPARTMENT
                           3100 Sanders Road, J5B
                         Northbrook, Illinois 60062


                             February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE: Rule 24f-2 Notice for Northbrook Variable Annuity Account Northbrook Life Insurance Company
         Registration No.: 2-82511
         Investment Company Act Registration No.: 811-03688


Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                              Northbrook Life Insurance Company


                              By: /s/MICHAEL J. VELOTTA
                                  ----------------------
                                  Michael J. Velotta
                                  Vice President, Secretary and
                                  General Counsel